NEWS RELEASE	Exhibit 99.1

Contact:

Alan Hill

SI International, Inc.
703-234-6854
alan.hill@si-intl.com

SI International Reports Record Financial Results for Fourth Quarter
and Full Fiscal Year 2005

Q4 Revenue Up 67 percent to $116.4 million,

Q4 Net Income Up 73 percent to $5.1 million,

Q4 Diluted EPS Up $0.17 to $0.43,

Full-Year Revenue Up 52 percent to $397.9 million,

Full-Year Net Income Up 56 percent to $16.9 million,

Full-Year EPS Up $0.31 to $1.45

RESTON, VA — February 21, 2006 - SI International, Inc. (Nasdaq: SINT), an information technology and network solutions (IT) company, today announced record financial results for its fourth quarter and fiscal year ended December 31, 2005. Revenue for the fourth quarter of fiscal year 2005 (FY05) increased 67 percent and net income increased by 73 percent as compared to the fourth quarter of the prior year.  FY05 revenue increased by 52 percent, and net income increased by 56 percent as compared to FY04.  The Company’s FY05 results were driven by organic growth in high-priority Federal government assignments in the key areas of: Federal IT modernization, defense transformation, homeland defense, and mission-critical outsourcing; as well as the acquisition of Bridge Technology Corporation (Bridge) in December 2004 and of Shenandoah Electronic Intelligence, Inc. (SEI) in February 2005.

Fourth Quarter, FY05 Financial Results

Revenue for the fourth quarter of FY05 was $116.4 million, an increase of 67 percent over fourth quarter FY04 revenue of $69.6 million.  Federal government contract revenue, which represented 98 percent of fourth quarter FY05 total revenue, grew by 68 percent to $114.3 million from $67.9 million for the fourth quarter of FY04.  This strong fourth quarter revenue was primarily the result of new task orders, the expansion of work on current mission-critical information technology and network solutions contracts, and projects added from the Bridge and SEI acquisitions.

Income from operations for the fourth quarter of FY05 was $9.9 million, an increase of 77 percent over operating income of $5.6 million reported a year earlier.  Operating margin for the fourth quarter of FY05 was 8.5 percent, as compared to 8.1 percent for the fourth quarter of FY04.  Net income for the fourth quarter of FY05 was $5.1 million or $0.43 per diluted share, an increase of 73 percent over fourth quarter FY04 net income of $3.0 million or $0.26 per diluted share.

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Backlog as of December 31, 2005 was $854 million, including $191 million in funded backlog and $663 million in unfunded backlog. Funded backlog is up 53 percent from the $125 million reported at the year end of 2004.  Days Sales Outstanding (DSOs) were 79 days at the end of the fourth quarter FY05.  “Our DSO performance reflects the impact of the Continuing Resolution on the 2006 Federal budget.  These receivables have been collected in early 2006 and we continue to expect 75 days going forward,” said Ted Dunn, Executive Vice President and Chief Financial Officer.

“We are extremely pleased with our record results for the fourth quarter and feel that we are well positioned for a very successful 2006,” said Brad Antle, SI International’s President and CEO.  “We believe our continued double-digit revenue growth provides tangible evidence that we are strategically aligned with those areas of the federal government that have urgent, high-priority needs — protecting the homeland, transforming the military to counter emerging global threats, and fostering information sharing among agencies.”

Full FY05 Financial Results

For the fiscal year ended December 31, 2005, revenue increased 52 percent to $397.9 million, compared to $262.3 million for FY04.  Income from operations for FY05 was $34.0 million, an increase of 64 percent over operating income of $20.7 million reported for FY04.  Operating margin for FY05 was 8.5 percent, up 60 basis points, as compared to 7.9 percent for FY04.

Net income for FY05 was $16.9 million or $1.45 per diluted share, an increase of 56 percent, as compared to a $10.9 million or $1.14 per diluted share for FY04.

Federal government contract revenue, which represented 98 percent of FY05 total revenue, grew by 54 percent to $390.3 million from $253.4 million for FY04.  As of December 31, 2005, SI International had a solid balance sheet with $34.0 million in cash and marketable securities, and $101.5 million in debt.

FY05 Business Highlights

During 2005, SI International increased backlog by $541 million.  Of this total, $173 million was added to backlog in the fourth quarter of FY05.  Major business highlights during the year include:

In the area of Defense Transformation:

•                  Received a $20 million military satellite communications contract supporting the Air Force Space Command;

•                  Selected to provide training support for implementation of Department of Defense’s National Security Personnel System (NSPS) with first phase valued at $1.9 million;

•                  Won a $11.5 million Global Positioning System modernization contract from the Air Force Space Command;

•                  Awarded $5 million in task orders to provide IPv6 transition support to Department of Defense and US Army;

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•                  Won a new multi- million dollar contract supporting the National Security Agency with program management and software engineering;

•                  Awarded a new multi-million dollar contract to provide training support to NSA;

•                  Designed and implemented a net-centric approach to enterprise architecture that integrates three views — operational, systems, and technical and currently using this technique on 10 engagements;

•                  Completed communications technology support for U.S. Northern Command’s new Joint Operations Center.

In the area of Homeland Defense:

•                  Acquired SEI, which deepened SI International’s presence within the Department of Homeland Security;

•                  Developed an electronic port security solution for US Coast Guard to meet DHS re-arrival notification requirements;

•                  Won a new task to support DHS’ destruction of 5 million immigration cards over a 1 year period.

In the area of Mission-Critical Outsourcing:

•                  Awarded a $18 million contract to provide call center support services for the Thrift Saving Plan for federal employees;

•                  Won a total of 8 task orders under our HRsolutions contract vehicle.

In the area of Federal IT Modernization:

•                  Awarded $50 million Department of Treasury Office of the Comptroller of the Currency contract vehicle for information technology project management and development support services.

Business Outlook

On February 9, 2006, SI International issued the following guidance ranges for the first quarter and full fiscal year 2006 based on the Company’s current backlog and management’s estimate as to future tasking and contract awards.  This guidance assumes the Zen Technology acquisition will close by the end of the first quarter 2006.  2006 earnings guidance includes the effect of stock option expense in accordance with FAS 123 (R), Share-Based Payment.

	Q1 2006	Full Year 2006
Revenue	$101 — $105 million	$470 — $476 million
Net Income	$4.1 — $4.3 million	$19.5 — $20.0 million
Diluted Earnings Per Share	$0.35 — $0.37	$1.63 — $1.67
Diluted Share Equivalents	11.85 million	11.95 million

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Conference Call

SI International has scheduled a conference call to discuss its results and business outlook for 10 AM EST, today, February 21, 2006. Participating in the conference call will be SI International’s President and CEO, Brad Antle and Executive Vice President and CFO, Ted Dunn. A question and answer session will be included to further discuss the results and the Company’s future performance expectations. Interested parties should contact Alan Hill at 703-234-6854 for dial-in information.

The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of SI International’s web site, http://www.si-intl.com.  A replay of the webcast will be available on the SI International web site beginning two hours after the conclusion of the conference call. In addition, a replay of the conference is available by telephone beginning on Tuesday, February 21, 2006 at 12:00 PM ET through Tuesday, February 28, 2006 at 5:00 PM ET by calling 1-888-286-8010 and entering the conference passcode 61597858.

About SI International: SI International, a member of the Russell 2000 index, is a provider of information technology and network solutions (IT) primarily to the Federal government.  The Company combines technology and industry expertise to provide a full spectrum of state-of-the-practice solutions and services, from design and development to documentation and operations, to assist clients in achieving their missions.  SI International is ranked as the 49th largest Federal Prime IT Contractor by Washington Technology and has over 4,000 employees.  More information about SI International can be found at www.si-intl.com.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in SI International’s filings with the Securities and Exchange Commission. The actual results of SI International may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties.  These include the following risks and uncertainties that relate specifically to the Zen Technology acquisition: (i) the risk that the Zen Technology acquisition will not be consummated, including as a result of the failure of any of the conditions precedent set forth in the acquisition agreement; (ii) the ability to obtain government approvals required for closing the Zen Technology acquisition; (iii) the risk that the Zen Technology businesses will not be integrated successfully into SI International; (iv) the risk that the expected benefits of the acquisition may not be realized, including the realization of accretive effects from the acquisition, the strengthening of relationships with key clients, and cross-selling opportunities; and (v) SI International’s increased indebtedness after the acquisition.  Other risks and uncertainties that may affect the actual results include: differences between authorized amounts and amounts received by the SI International under government contracts; failure of government customers or prime contractors to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; SI International’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by SI International with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov.  SI International undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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SI International, Inc. and Subsidiaries

Consolidated Statements of Operations

(amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2005 Unaudited	December 25, 2004 Unaudited	December 31, 2005 Unaudited	December 25, 2004

Revenue	$116,444	$69,596	$397,919	$262,306
Costs and expenses:
Direct costs	72,537	45,339	246,481	166,774
Indirect costs	32,783	17,943	113,015	71,917
Depreciation and amortization	575	527	2,161	2,231
Amortization of intangible assets	612	171	2,292	648

Total operating expenses	106,507	63,980	363,949	241,570

Income from operations	9,937	5,616	33,970	20,736
Other income (expense)	33	61	12	(1)
Interest expense	1,657	796	6,103	2,760

Income before provision for income taxes	8,313	4,881	27,879	17,975
Provision for income taxes	3,214	1,926	10,942	7,098

Net income	$5,099	$2,955	$16,937	$10,877

Earnings per common share:
Basic net income per common share	$0.45	$0.27	$1.51	$1.20
Diluted net income per common share	$0.43	$0.26	$1.45	$1.14
Basic weighted-average shares outstanding	11,308	10,749	11,185	9,041
Diluted weighted-average shares outstanding	11,780	11,325	11,690	9,507

EBITDA (1)	$11,124	$6,314	$38,423	$23,615

Notes: (1)  EBITDA is defined as GAAP net income (loss) plus other expense (income), interest expense, income taxes, and depreciation and amortization.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies.  We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results.  EBITDA should not be construed as either an alternative to net income as an indicator of our operating performance or as an alternative to cash flows as a measure of liquidity.

Reconciliation of Net Income to EBITDA is as follows:

	Three Months Ended		Twelve Months Ended
	December 31, 2005	December 25, 2004	December 31, 2005	December 25, 2004

Net Income	$5,099	$2,955	$16,937	$10,877
Other expense (income)	(33)	(61)	(12)	1
Interest expense	1,657	796	6,103	2,760
Provision for income taxes	3,214	1,926	10,942	7,098
Depreciation	575	527	2,161	2,231
Amortization	612	171	2,292	648
EBITDA	$11,124	$6,314	$38,423	$23,615

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SI International, Inc.

Revenue Segmentation Data (unaudited)

(In thousands)

	Three months ended
	Dec. 31, 2005		Dec. 25, 2004		Growth
	$	%	$	%	$	%

Core federal government	114,319	98.2%	67,941	97.6%	46,378	68.3%
Commercial and other	2,125	1.8%	1,655	2.4%	470	28.4%
Total revenue	116,444	100.0%	69,596	100.0%	46,848	67.3%

Prime contracts	90,097	77.4%	56,516	81.2%	33,581	59.4%
Subcontracts	26,347	22.6%	13,080	18.8%	13,267	101.4%
Total revenue	116,444	100.0%	69,596	100.0%	46,848	67.3%

Cost reimbursable	38,330	32.9%	25,313	36.4%	13,017	51.4%
Time and materials	47,227	40.6%	30,016	43.1%	17,211	57.3%
Fixed price	30,887	26.5%	14,267	20.5%	16,620	116.5%
Total revenue	116,444	100.0%	69,596	100.0%	46,848	67.3%

Department of Defense	55,587	47.7%	38,327	55.1%	17,260	45.0%
Federal civilian agencies	58,732	50.5%	29,614	42.5%	29,118	98.3%
Commercial entities	2,125	1.8%	1,655	2.4%	470	28.4%
Total revenue	116,444	100.0%	69,596	100.0%	46,848	67.3%

	Twelve months ended
	Dec. 31, 2005		Dec. 25, 2004		Growth
	$	%	$	%	$	%

Core federal government	390,327	98.1%	253,426	96.6%	136,901	54.0%
Commercial and other	7,592	1.9%	8,880	3.4%	(1,288)	(14.5%)
Total revenue	397,919	100.0%	262,306	100.0%	135,613	51.7%

Prime contracts	299,968	75.4%	211,450	80.6%	88,518	41.9%
Subcontracts	97,951	24.6%	50,856	19.4%	47,095	92.6%
Total revenue	397,919	100.0%	262,306	100.0%	135,613	51.7%

Cost reimbursable	119,245	30.0%	81,500	31.1%	37,745	45.3%
Time & materials	174,523	43.8%	121,410	46.3%	53,113	43.7%
Fixed price	104,151	26.2%	59,396	22.6%	44,755	75.3%
Total revenue	397,919	100.0%	262,306	100.0%	135,613	51.7%

Department of Defense	186,440	46.9%	138,488	52.8%	47,952	34.6%
Federal civilian agencies	203,887	51.2%	114,938	43.8%	88,949	77.4%
Commercial entities	7,592	1.9%	8,880	3.4%	(1,288)	(14.5%)
Total revenue	397,919	100.0%	262,306	100.0%	135,613	51.7%

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SI International, Inc. and Subsidiaries

Consolidated Balance Sheets

(amounts in thousands, except share and per share data)

	December 31, 2005	December 25, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,160	$3,754
Marketable securities	7,850	2,000
Accounts receivable, net	93,633	65,710
Deferred tax asset	422	2,740
Other current assets	6,276	3,503
Total current assets	134,341	77,707
Property and equipment, net	5,908	4,971
Intangible assets, net	16,483	6,575
Other assets	5,655	2,142
Goodwill	173,308	120,712
Total assets	$335,695	$212,107
Liabilities and stockholders’ equity
Current liabilities:
Note Payable - Line of Credit	$—	$28,954
Current portion of long-term debt	1,000	—
Accounts payable	25,364	11,225
Accrued expenses and other current liabilities	29,660	15,314
Deferred revenue	14	289
Note payable — former owner of acquired business	2,280	—
Total current liabilities	58,318	55,782
Long term debt, net of current portion	98,250	—
Note payable - former owner of acquired business	—	2,280
Deferred income tax	5,221	5,046
Other long-term liabilities	6,037	3,929
Stockholders’ equity:
Common stock—$0.01 par value per share; 50,000,000 shares authorized; 11,341,222 and 11,047,533 shares issued and outstanding as of December 31, 2005 and December 25, 2004, respectively	114	111
Additional paid-in capital	133,843	128,192
Deferred compensation	—	(208)
Retained earnings	33,912	16,975
Total stockholders’ equity	167,869	145,070
Total liabilities and stockholders’ equity	$335,695	$212,107

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SI International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(amounts in thousands)

	Twelve Months Ended
	December 31, 2005	December 25, 2004
	Unaudited
Cash flows from operating activities:
Net income	$16,937	$10,877
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,161	2,231
Amortization of intangible assets	2,292	648
Loss on disposal of fixed assets	56	14
Income tax benefit for stock option exercises	1,561	348
Stock-based compensation	611	132
Deferred income tax provision	2,493	1,686
Amortization of deferred financing costs	705	416
Non-cash loss due to early repayment of debt	—	584
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(14,629)	(16,096)
Other current assets	(2,684)	116
Other assets	(1,000)	(668)
Accounts payable and accrued expenses	15,421	143
Deferred revenue	(275)	(3,686)
Other long term liabilities	2,950	1,600
Net cash provided by (used in) operating activities	26,599	(1,655)
Cash flows from investing activities:
Purchase of property and equipment	(2,727)	(1,225)
Proceeds from sale of marketable securities	36,200	11,000
Purchase of marketable securities	(42,050)	(2,050)
Former owner payable	8,041	—
Cash paid for acquisition of MATCOM International Corp.	(82)	(64,918)
Cash paid for acquisition of Bridge Tech. Corp.	(197)	(29,472)
Cash paid for acquisition of Shenandoah Electronic Intelligence, Inc., net of cash assumed	(74,006)	—
Net cash used in investing activities	(74,821)	(86,665)
Cash flows from financing activities:
Proceeds from exercise of stock options	3,738	927
Proceeds from issuance of common stock, net of offering costs	(48)	51,239
Net (repayments) borrowings under line of credit	(28,954)	28,954
Proceeds from long-term debt	100,000	30,000
Repayments of long-term debt	(750)	(30,000)
Payments of debt issuance fees	(3,238)	(1,202)
Repayments of capital lease obligations	(120)	(146)
Net cash provided by financing activities	70,628	79,772
Net change in cash and cash equivalents	22,406	(8,548)
Cash and cash equivalents, beginning of period	3,754	12,302
Cash and cash equivalents, end of period	$26,160	$3,754
Supplemental disclosures of cash flow information:
Cash payments for interest	$5,059	$1,857
Cash payments for income taxes	$3,593	$6,181
Purchases of assets under capital lease	$126	$289

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